UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2016

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 432-3300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On June 2, 2016, American Eagle Outfitters, Inc. (the “Company”) held its annual meeting of stockholders in New York, New York (the “Annual Meeting”). As of April 6, 2016, the Company’s record date, there were a total of 180,800,037 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 163,638,074 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present.

The stockholders of the Company voted on the following:

1. To elect two Class III directors to serve until the 2019 Annual Meeting of Stockholders;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017; and

3. An advisory vote on the compensation of the Company’s named executive officers.

Votes regarding the election of the director nominees were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Thomas R. Ketteler	138,625,251	1,901,881	1,449,328	21,661,614
Cary D. McMillan	138,608,652	1,913,037	1,454,771	21,661,614

Based on the votes set forth above, the director nominees were duly elected. The following persons continue to serve as Class I directors: Michael G. Jesselson and Jay L. Schottenstein. The following persons continue to serve as Class II directors: Janice E. Page, David M. Sable and Noel J. Spiegel.

Votes regarding the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017 were as follows:

For	Against	Abstain	Broker Non-Votes
161,515,426	1,648,342	474,306	0

Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017 was duly ratified.

Votes regarding the advisory vote on the compensation of the Company’s named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
138,600,768	2,907,105	468,585	21,661,616

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC. (Registrant)

Date: June 7, 2016	By:	/s/ Jennifer B. Stoecklein
Jennifer B. Stoecklein Corporate Secretary